Exhibit 99.2

Q1 2025 BridgeBio Oncology Therapeutics Confidential overview

Disclaimer (1 of 3) 2 Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. This presentation (together with oral statements made in connection herewith, this “Presentation”) is for informational purposes only . This Presentation has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Theras , Inc . (d/b/a BridgeBio Oncology Therapeutics) (“ Theras ” or the “Company”) and Helix Acquisition Corp . II (“HLXB”) (the “Proposed Business Combination”), and the related transactions, including a potential investment in the post - closing combined company (the “Proposed PIPE Investment” and, together with the Proposed Business Combination, the “Proposed Transactions”), and for no other purpose . The proposed terms of the Proposed Transactions reflected in the Presentation are indicative, non - binding, and proposed by Theras and HLXB . Any and all terms remain subject to further discussion, negotiation, and change . This Presentation shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful . Neither the U . S . Securities and Exchange Commission (the “SEC”) nor any securities commission of any other U . S . or non - U . S . jurisdiction has approved or disapproved of the securities or of the Proposed Business Combination contemplated hereby or determined that this Presentation is truthful or complete . Any representation to the contrary is a criminal offense . Any offering of securities in the Proposed PIPE Investment will not be registered under the Securities Act of 1933 , as amended (the “Securities Act”), and will be offered as a private placement to a limited number of institutional “accredited investors” as defined in Rule 501 (a)(1), (2), (3) or (7) under the Securities Act and “Institutional Accounts” as defined in FINRA Rule 4512 (c) . Accordingly, the securities must continue to be held unless a subsequent disposition is exempt from the registration requirements of the Securities Act . Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act . The transfer of the securities acquired in the Proposed PIPE Investment may also be subject to conditions set forth in an agreement under which they are to be issued . Investors should be aware that they might be required to bear the final risk of their investment for an indefinite period of time . Any offer to sell securities will only be made pursuant to a definitive subscription agreement, and Theras and HLXB reserve the right to withdraw or amend for any reason any offering and to reject any subscription agreement in whole or in part for any reason . This Presentation and information contained herein constitutes confidential information and is provided to you on the condition that you agree that you will hold it in strict confidence and not reproduce, disclose, forward or distribute it in whole or in part without the prior written consent of HLXB and Theras and is intended for the recipient hereof only . By accepting this Presentation, you acknowledge and agree that all of the information contained herein or disclosed orally in connection with this Presentation is confidential, that you will not distribute, disclose and use such information for any purpose other than for the purpose of your firm’s participation in the potential financing, that you will not distribute, disclose or use such information in any way detrimental to Theras or HLXB, and that you will return to Theras and HLXB, delete or destroy this Presentation upon request . No representations or warranties, express or implied are given in, or in respect of, this Presentation or with respect to the accuracy, completeness or reliability of the information contained in this Presentation . To the fullest extent permitted by law, in no circumstances will HLXB, Theras , any bank serving as a placement agent in the Proposed PIPE Investment (“Placement Agents”) or any of their respective subsidiaries, security holders, affiliates, representatives, partners, directors, officers, employees, advisers, or agents be responsible or liable for any direct, indirect, or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith . Theras ’ forward - looking statements related to the success, cost and timing of product development activities, including timing of initiation, completion and data readouts for clinical trials and the potential approval of its product candidates, and the size and growth potential of the markets for Theras ’ product candidates are based upon but not limited to third - party research and Theras ’ experience in the industry . In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of Theras or the Proposed Transactions . Viewers of this Presentation should each make their own evaluation of Theras and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . Nothing herein should be construed as legal, financial tax or other advice . You should consult your own advisers concerning any legal, financial, tax or other considerations concerning the opportunity described herein . The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs . Nothing contained herein shall be deemed a recommendation to any party to enter into any transaction or take any course of action . You are also reminded that the United States securities laws restrict persons with material non - public information about a company obtained directly or indirectly from Theras from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities on the basis of such information .

Disclaimer (2 of 3) 3 Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Participants in the Solicitation In connection with the Proposed Business Combination, the parties intend to prepare and file with the SEC a registration statement containing a preliminary proxy statement of HLXB and a preliminary prospectus with respect to the securities to be offered in the Proposed Business Combination . After the registration statement is declared effective, HLXB will mail a definitive proxy statement/prospectus relating to the Proposed Business Combination to its shareholders as of a record date to be established for voting on the Proposed Business Combination . Shareholders and other interested persons are urged to read these documents and any amendments thereto, as well as any other relevant documents filed with the SEC when they become available because they will contain important information about HLXB, Theras and the Proposed Business Combination . Shareholders will also be able to obtain free copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, once available, without charge, at the SEC’s website located at www . sec . gov, or by directing a request to Helix Acquisition Corp . II, c/o Cormorant Asset Management, LP, 200 Clarendon Street, 52 nd Floor, Boston, MA 02116 . HLXB, Theras and their directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from HLXB’s shareholders in respect of the Proposed Business Combination and the other matters set forth in the registration statement . Information regarding HLXB’s directors and executive officers is available in HLXB’s Registration Statement on Form S - 1 , as amended from time to time, which was filed with the SEC and declared effective on February 8 , 2024 and is available free of charge at the SEC’s website located at www . sec . gov, or by directing a request to Helix Acquisition Corp . II, c/o Cormorant Asset Management, LP, 200 Clarendon Street, 52 nd Floor, Boston, MA 02116 . Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests by security holdings or otherwise, will be contained in the proxy statement/prospectus relating to the Proposed Business Combination when it becomes available . Forward Looking Statements Certain statements included in this Presentation that are not historical facts are forward - looking statements . Forward - looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters . These forward - looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity ; expectations and timing related to the success, cost and timing of product development activities, including timing of initiation, completion and data readouts for clinical trials and the potential approval of Theras ’ product candidates ; the size and growth potential of the markets for Theras ’ product candidates ; the therapeutic and curative potential of Theras ’ product candidates ; financing and other business milestones ; potential benefits of the Proposed Transactions ; and expectations relating to the Proposed Transactions, including the proceeds of the Proposed Business Combination and Theras ’ expected cash runway . These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of Theras ’ and HLXB’s management and are not predictions of actual performance . These forward - looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability . Actual events and circumstances are difficult or impossible to predict and may differ from assumptions . Many actual events and circumstances are beyond the control of Theras and HLXB . These forward - looking statements are subject to a number of risks and uncertainties, including but not limited to changes in domestic and foreign business, market, financial, political, and legal conditions ; the inability of the parties to successfully or timely enter into definitive agreements with respect to the Proposed Transactions or consummate the Proposed Transactions, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions (such as any SEC statements or enforcements or other actions relating to SPACs) that could adversely affect the combined company or the expected benefits of the Proposed Transactions, or the risk that the approval of the stockholders of HLXB or Theras is not obtained ; failure to realize the anticipated benefits of the Proposed Transactions ; matters discovered by HLXB or Theras as they complete their respective due diligence investigations of each other ; risks relating to the uncertainty of the projected financial information with respect to Theras and the combined company ; risks related to the approval of Theras ’ product candidate and the timing of expected regulatory and business milestones ; ability to negotiate definitive contractual arrangements with potential customers ; the impact of competitive product candidates ; ability to obtain sufficient supply of materials ; ability to obtain additional financing ; global economic and political conditions ; legal and regulatory changes ; the outcome of any legal proceedings that may be instituted against HXLB or Theras related to the Proposed Business Combination ; the effects of competition on Theras ’ future business ; the amount of redemption requests made by HLXB’s public shareholders ; and those factors discussed in documents HLXB has filed or will file with the SEC, together with the risks described in the document entitled “Risk Factors” that has been made available to interested parties concurrent with this Presentation . Additional risks related to Theras ’ business include, but are not limited to : uncertainty regarding outcomes of Theras ’ ongoing clinical trials, particularly as they relate to regulatory review and potential approval for its product candidates ; risks associated with Theras ’ efforts to commercialize a product candidates ; Theras ’ ability to negotiate and enter into definitive agreements on favorable terms, if at all ; the impact of competing product candidates on Theras ’ business ; intellectual property - related claims ; Theras ’ ability to attract and retain qualified personnel ; ability to source the raw materials for its product candidates, together with the risks described in the document entitled “Risk Factors” that has been made available to interested parties concurrent with this Presentation .

Disclaimer (3 of 3) 4 Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Forward Looking Statements (continued) If any of these risks materialize or HLXB’s or Theras ’ assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements . There may be additional risks that neither HLXB nor Theras presently know or that HLXB and Theras currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements . In addition, forward - looking statements reflect HLXB’s and Theras ’ expectations, plans, or forecasts of future events and views as of the date of this Presentation and are qualified in their entirety by reference to the cautionary statements herein . HLXB and Theras anticipate that subsequent events and developments will cause HLXB’s and Theras ’ assessments to change . These forward - looking statements should not be relied upon as representing HLXB’s and Theras ’ assessments as of any date subsequent to the date of this Presentation . Accordingly, undue reliance should not be placed upon the forward - looking statements . Neither HLXB, Theras nor any of their respective affiliates undertake any obligation to update these forward - looking statements, except as required by law . Images This Presentation includes images and diagrams of cells, cellular reactions, chemical reactions and physiological reactions . All such images and diagrams are for illustrative purposes only . Such images and diagrams should not be relied upon or construed by investors as an indication or assurance that such cellular reactions, chemical reactions or physiological reactions have already taken place or will take place in the future . Market Data and Other Information The information contained herein is being presented by HLXB and Theras and not prepared nor independently verified by the Placement Agents . Certain information contained in this Presentation relates to or is based on third - party studies, publications, surveys and HLXB and Theras ’ own internal estimates and research, which are derived from the respective views of internal sources as well as independent sources . In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions . Finally, while HLXB and Theras believe their internal research is reliable and included this in good faith, such research has not been verified by any independent source and HLXB and Theras cannot guarantee and make no representation or warranty, express or implied, as to its accuracy and completeness . This Presentation contains preliminary information only, is subject to change at any time and, is not, and should not be assumed to be, complete or to constitute all the information necessary to adequately make an informed decision regarding your engagement with HLXB and Theras . Cormorant Asset Management, LP/Affiliation and Investments Funds managed by Cormorant Asset Management LP have an investment in Theras and intend to make an additional investment in Helix in connection with its proposed business combination with Helix . Additionally, the sponsor of Helix is affiliated with Cormorant Asset Management, LP . The chairperson and chief executive officer of Helix founded Cormorant and is the managing member of Cormorant Asset Management LP . Trademarks This Presentation contains trademarks, service marks, trade names, and copyrights of HLXB, Theras , and other companies, which are the property of their respective owners . The use or display of third parties’ trademarks, service marks, trade name or products in this Presentation is not intended to, and does not imply, a relationship with HLXB or Theras , or an endorsement or sponsorship by or of HLXB or Theras . Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear with the TM or SM symbols, but such references are not intended to indicate, in any way, that HLXB or Theras will not assert, to the fullest extent permitted under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names .

Advancing next generation RAS-pathway targeted small molecules

Multiple clinical assets with anticipated value inflection points over the next **9-18 months**, and a **proven drug discovery engine**

Pipeline

Optimized target coverage for patients with tumors driven by RAS and PI3Kα and a **synergistic portfolio** that is designed to enable targeted KRAS combinations

Differentiation

Total cash of $500M* at closing (exp. mid-2025) provides **runway into mid-2027** to execute across multiple clinical programs

Financing

Note: *Includes pre-transaction cash and assumes net capital raised of $400M via SPAC trust + PIPE

Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics.

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Led by a highly distinguished management team and complemented by an experienced BOD and sophisticated investor syndicate



Eli Wallace, PhD
CEO

Led teams responsible for the discovery of multiple approved drugs including Welireg, Mektovi, Tukysa, and Koselugo

ARRAY BIOPHARMA · Peloton Therapeutics



Pedro Beltran, PhD
CSO

Global Discovery Research leader for multiple IND filings and late-stage clinical programs including, ganitumab, Vectibix, and IMLYGIC

AMGEN · UNITY BIOTECHNOLOGY



Yong Ben, MD
CMDO

CMO, solid tumors, at BeiGene and Global leader of immuno-oncology clinical development at AstraZeneca, leading the approval of durvalumab in urothelial cancer

BeiGene · AstraZeneca · bioatla



Idan Elmelech
SVP, Strategy & BD

Investment associate at early-stage healthcare-focused venture capital firm and strategy consultant in the life sciences

LEK · aMoon ACCELERATING CURE



Frank McCormick
Chairman



Michelle Doig
Director



Ray Kelleher
Director



Neil Kumar
Director



Eli Wallace
Director



Praveen Tipirneni
Director



Bihua Chen
Director

Cormorant Asset Management · OMEGA FUNDS · G/ · DEERFIELD Advancing Healthcare · EcoR1 CAPITAL · WELLINGTON MANAGEMENT · ENAVATE SCIENCES · SURVEYOR · AISLING CAPITAL · LONGWOOD FUND · CASDIN CAPITAL LIFE SCIENCE INVESTMENTS

Note: Post closing company contemplated board

Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics.

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There is great need to improve the Standard of Care for patients with RAS- and PI3Kα mutant cancers

Despite recent successes, existing RAS-focused approaches have shown shortcomings…

- Approved KRAS inhibitors only target the OFF state which can limit target coverage and durability of response
- Kinase inhibitors of PI3Kα have modest therapeutic index and safety profiles include restrictions based on glucose levels

BBOT is working to fully unlock the potential of RAS-focused therapies by optimizing target coverage

- Portfolio designed to enable direct dual inhibition of KRAS ON and OFF states and panRAS inhibition of PI3Kα activation
- Approach enables concurrent inhibition of PI3Kα and MAPK that optimizes target coverage across KRAS-driven cancers

Source: Skoulidis et al., 2021 NEJM; Janne et al., 2022 NEJM; FDA

Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics.

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BBOT's pipeline is poised to close key activity gaps in the RAS-focused therapeutic space

Pipeline overview

~250K annual incident patients in the US

Program / Target	Mechanism of Action	Status	Opportunity
BBO-8520 KRAS^{G12C} (ON / OFF)	▪ First direct inhibitor of KRAS^{G12C} (ON) ▪ Inhibits both KRAS^{G12C} GTP (active) and GDP (inactive) states ▪ Differentiates from KRAS^{G12C} GDP (inactive)-only inhibitors	**Phase 1 monotherapy and PD-1 combination dose escalation enrolling**	KRAS^{G12C} NSCLC
BBO-10203 RAS:PI3Kα Breaker	▪ Blocks specific interaction between RAS and PI3Kα ▪ RAS driver agnostic (KRAS, HRAS and NRAS) ▪ Selectively blocks PI3K / AKT effector signaling in the tumor ▪ Decreased risk for hyperglycemia / hyperinsulinemia	**Phase 1 monotherapy dose escalation enrolling**	PIK3CA^{mut} BC HER2^{amp} BC KRAS^{mut} NSCLC KRAS^{mut} PDAC KRAS^{mut} CRC
BBO-11818 Pan-KRAS (ON / OFF)	▪ Direct inhibitor of KRAS^{G12X} (ON/OFF) ▪ Potent pan-KRAS inhibitor ▪ Directly binds mutant KRAS	**IND submission planned Q1-2025**	KRAS^{G12X} NSCLC KRAS^{G12X} PDAC KRAS^{G12X} CRC

Note: Projections are subject to inherent limitations and ongoing development results. Actual results may differ from expectations.
The timing of regulatory submissions is subject to additional discussions with regulators.
BC = breast cancer; NSCLC = non-small cell lung cancer; CRC = colorectal cancer; PDAC = pancreatic ductal adenocarcinoma

Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics.

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Assets are designed to be synergistic across several indications to achieve the most benefit for broad patient populations

BBO-8520
Direct KRAS^{G12C}(ON/OFF)



BBO-10203
RAS:PI3Kα Breaker



BBO-11818
Pan-KRAS (ON/OFF)



- Single agent activity / SoC combinations
- Internal combinations in RAS^{mut} cancers



BBO-10203
[RAS: PI3Kα Breaker]
RAS
BBO-8520 [KRAS^{G12C}]
BBO-11818 [KRAS^{G12X}]
PI3K
RAF
AKT
MEK
mTOR
ERK
No Tumor Growth

BBO-10203 is **uniquely positioned** to combine with mutant-specific RAS inhibitors to enable **optimal inhibition of both pAKT and pERK**

Note: Right hand side visual demonstration adapted from Moore et al. 2020

Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics.

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BBO - 8520 10 Dual KRAS G12C ON and OFF inhibitor

Inhibition of $KRAS^{G12C}$ ON may be necessary for optimal target coverage and prevention of adaptive mechanisms of resistance



Growth factor
Receptor tyrosine kinase
SOS
KRASG12C (ON)
KRASG12C (OFF)
GTP
GDP
PI3Kα
RAF1
Cell Growth
KRASG12C DNA

Always On

Mutations amplify ON state of $KRAS^{G12C}$



Growth factor
Receptor tyrosine kinase
SOS
KRASG12C (ON)
KRASG12C (OFF)
GTP
GDP
PI3Kα
sotorasib
adagrasib
divarasib
RAF1
Cell Growth
KRASG12C gene amplification

First Wave of Inhibitors Falls Short

Current direct approaches only target OFF states of $KRAS^{G12C}$



Growth factor
Receptor tyrosine kinase
SOS
KRASG12C (OFF)
KRASG12C (ON)
BBO-8520
Inhibition of Cell Growth
KRASG12C DNA

A different approach

BBO-8520 has been shown preclinically to inhibit both the ON and OFF states of $KRAS^{G12C}$

Canon et al., Nature 575:217–223 (2019)
Hallin et al., Cancer Discov 10(1):54-71 (2020)
Sacher et al., NEJM 389(8):710-721 (2023)

Awad et al., NEJM 384(25):2382–2393 (2021)
Amodio et al., Cancer Discov 10(8):1129–1139 (2020)

Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics.

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BBO - 8520 is designed with a differentiated MoA , binding directly to the ON and OFF states of KRAS G12C with a high degree of potency and selectivity 12 Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Note: MoA : Mechanism of Action Source: Data in table created based on data from Maciag et al., Cancer Discovery. 2024; internal BBOT data Divarasib Adagrasib Sotorasib BBO - 8520 MALDI - TOF % Modified 77 73 80 95 15’ GDP 84 84 82 100 60’ 0 0 0 84 15’ GTP 0 0 0 97 60’ 1,100,000 180,000 11,000 2,743,000 GDP Kinact /K I (M - 1 S - 1 ) 0 0 0 20,000 GTP Kinact /K I (M - 1 S - 1 ) 4,200 20,000 >100,000 25 Effector Binding IC 50 ( nM ) BBO - 8520 has the unique ability to modify GTP - bound KRAS G12C … BBO - 8520 has high degree of selectivity for KRAS G12C in global cysteine proteomics … and has been shown in preclinical models to inhibit effector binding without sacrificing selectivity or safety, in contrast to OFF inhibitors 0.00010.001 0.01 0.1 1 10 100 0 20 40 60 80 100 120 Cmpd (logM) % R A S : R A F b i n d i n g BBO-8520 sotorasib adagrasib divarasib Cmpd (log  M)

BBO - 8520 showed promising results compared to divarasib in preclinical models at a fraction of the plasma exposure 13 Notes: * BBO - 8520 preclinical data collected in NCI - H358 G12C NSCLC mouse model Source: Slide contains aggregated data from: ( divarasib data): Tran et al., Anal Chem 2023; AACR 2022; (BBO - 8520 data) internal BBOT data 0 5 10 15 20 25 16 32 64 128 256 512 1024 Days on Treatment F i t t e d t u m o r v o l u m e ( m m 3 ) Vehicle (QD, po) BBO-8520 (0.3 mg/kg, QD, po) BBO-8520 (1 mg/kg, QD, po) BBO-8520 (3 mg/kg, QD, po) BBO-8520 (10 mg/kg, QD, po) Efficacy and Free Drug Levels BBO - 8520 (10 mg/kg) BBO - 8520 (3 mg/kg) GDC - 6036 (50 mg/kg) GDC - 6036 (15 mg/kg) GDC - 6036 (5 mg/kg) 100% Regression 20% Regression 75% Regression 52% Regression 0% Regression Efficacy 13.1 2.8 294 67.2 22.4 AUC, u ( hr *ng/mL) 17.9 3.8 473 108 36 AUC, u (h* nM ) BBO - 8520 data Divarasib data Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. NCI - H358 KRAS G12C NSCLC Model

BBO - 8520 has demonstrated positive preclinical activity in combination with anti - PD - 1 therapy 14 CT26 - KRAS G12C - luc Syngeneic Liver Model CT26 - KRAS G12C Syngeneic Subcutaneous Model 0 7 14 21 28 35 42 49 56 63 0 500 1000 1500 2000 Days on Treatment T u m o r v o l u m e ( m m 3 ) Termination of Dosing 10/10 CR 0 14 28 42 56 70 84 98 112 126 140 154 168 0 20 40 60 80 100 Days on Treatment P e r c e n t S u r v i v a l Termination of dosing 60% cures 40% cures ▪ Potency and ON state inhibition designed to enable monotherapy and combination efficacy at low drug concentration in preclini cal models ▪ May lead to better clinical activity and improved tolerability profile with pembrolizumab in NSCLC patients Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Source: Internal BBOT data

ONKORAS-101 is currently enrolling Phase 1a dose escalation in monotherapy and PD-1 combination; expansion studies are planned for 2H 2025

Key Eligibility Criteria

- Locally advanced and unresectable or metastatic non-small cell lung cancer with a KRAS G12C mutation
- Measurable disease by RECIST v1.1
- Previously treated with $KRAS^{G12C}$ inhibitor or $KRAS^{G12C}$i naive
- ECOG 0-1

Key Endpoints

- Safety and tolerability
- Anti-tumor activity
- Pharmacokinetics

ONKORAS-101 Phase 1a Dose Escalation

Monotherapy & combination with pembrolizumab



Mono
100mg QD
200mg QD
300mg QD
500mg QD
TBD
Combo
BB0-8520 200mg + pembro
BB0-8520 300mg + pembro
BB0-8520 500mg + pembro

Dose Expansion

- Previously treated with $KRAS^{G12C}$ inhibitor
- $KRAS^{G12C}$ inhibitor naïve
- Pembrolizumab combination in 1L NSCLC

Note: NCT06343402 ct.gov https://clinicaltrials.gov/study/NCT06343402#participation-criteria

Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics.

15

BBO - 8520 has shown responses across all dose levels of monotherapy escalation while supporting a favorable safety profile 16 -60 -50 -40 -30 -20 -10 0 10 Best % change from baseline in target lesions E 30 N 24 E 12 E 12 N 18 N 24 N 18 N 12 E 12 N 18 SD** → SD** SD → SD^ PR → PR → PR → PR → PR → PR → Efficacy evaluable* patients with NSCLC in ONKORAS - 101 study N=10 KRAS G12C i experienced / naïve Week of most recent scan 100mg QD 200mg QD 300mg QD Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. ▪ >80% ORR (5/6) at 200 mg and 300 mg dose levels in KRAS G12C i experienced/naïve o 3/3 confirmed PRs at 200mg o 2/3 confirmed PRs at 300mg o 1 PR confirmed at 100mg ▪ Responses appear durable albeit relatively short follow up o 8 of 10 remain on treatment o 3 patients in cohort 1 remained on study > 6 months Note: Data extract date January 19, 2025; * Efficacy evaluable defined as at least two on treatment scans; ** Intra - cohort escal ated to 200mg QD; ^ Patient chose to discontinue treatment; → indicates patient is still on drug; E = Patient received KRAS G12C inhibitor prior to BBO - 8520; N = Patient is KRAS G12C inhibitor naïve prior to BBO - 8520 Source: EDC data from ONKORAS - 101 trial, extract date Jan 19 th , 2025

Preliminary safety signals have been generally tolerable and manageable with only grade 1/2 treatment - related adverse events and no AST / ALT elevation of any grade 17 Number of Patients (N=16) TRAEs occurring in ≥10% of patients, n (%) TRAEs All Grade G3 or higher G2 G1 7 (44%) 0 (0%) 2 (12.5%) 5 (31%) Nausea 5 (31%) 0 (0%) 2 (12.5%) 3 (18.8%) Diarrhea 2 (12.5%) 0 (0%) 1 (6%) 1 (6%) Fatigue 2 (12.5%) 0 (0%) 0 (0%) 2 (12.5%) WBC decreased 2 (12.5%) 0 (0%) 1 (6%) 1 (6%) Lipase increased Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Source: EDC data from ONKORAS - 101 trial, extract date Jan 19 th , 2025

BBO - 10203 18 Breaker of the RAS:PI3K  interaction

The interaction between RAS and PI3Kα plays a critical role in malignant cells but not in normal human physiology

Normal Context


GF
RTK
p110α
p85
AKT
PRAS40
GSK3β
S6K
mTOR
Cell growth and glucose metabolism

Chart derived from Hopkins et al., Nat Rev Endocrinol 16(5):276-283 (2020)

Malignant Context


GF
RTK
GF
RTK
p110α
p85
RAS
AKT
RAF
MEK1/2
ERK
PRAS40
GSK3β
S6K
mTOR
Tumorigenesis

Chart derived from Cuesta et al., Genes 12(7):1094 (2021)

Note: GF: Growth Factor, RTK: Receptor Tyrosine Kinase, AKT: Protein Kinase B, RAS: Rat Sarcoma Virus, PI3Kα: Phosphoinositide 3-kinase alpha

Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics.

19

Genetic disruption of the RAS:PI3Kα interaction has been shown to inhibit KRAS^{G12D}-driven tumor growth with no observed hyperglycemia

Malignant context with RBD (RAS Binding Domain) disruption



GF
RTK
Mutations in RBD disrupt RAS:PI3Kα binding
p110α
p85
RAS
AKT
PRAS40
GSK3β
S6K
mTOR
Signaling inhibition

T208D and K227A mutations in the PI3Kα RBD slow KRAS^{G12D}-driven growth



Tumor no. (surface counts)
200
150
100
50
ns
***
WT/flox
RBD/flox
WT/flox
RBD/flox
WT/-
RBD/-
-TX
-TX
+TX
4 weeks old
16 weeks old

Note: RBD: RAS Binding domain; GF: Growth Factor, RTK: Receptor Tyrosine Kinase, AKT: Protein Kinase B, RAS: Rat Sarcoma Virus, PI3Kα: Phosphoinositide 3-kinase alpha
Source: Gupta et. al. Cell 2007; Castellano et al., Cancer Cell. 2013; Left hand chart derived from study findings

Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics.

20

BBO-10203 utilizes a novel MOA that is designed to inhibit the physical interaction between RAS and PI3Kα, disrupting RAS-driven PI3Kα/AKT signaling

Malignant context with BBO-10203



GF
RTK
BBO-10203
p110a
p85
RAS
AKT
PRAS40
GSK3β
S6K
mTOR
Signaling inhibition

BBO-10203's novel MOA leverages mutation agnostic approach

- Binds specifically to the RBD of PI3Kα
- Does not inhibit the kinase activity of PI3Kα
- Blocks binding of K-, H-, and N-RAS to PI3Kα
- Agnostic to mutational status of either partner
- Tumor regressions at 30 mg/kg QD and **no hyperglycemia at observed at 100 mg/kg QD**

Assay*	BBO-10203
MALDI-TOF	>90% at 15 min
TE PI3Kα RBD (IC_{50})	3 nM
pAKT (IC_{50})	4 nM
$ED_{50/90}$	2.5 / 4.0 mg/kg

Notes: TE: Target engagement (PI3Kα RBD); BBOT cell and in vivo data: KYSE-410 (HER2/$KRAS^{G12C}$); MOA – mechanism of action
Source: Internal BBOT data

Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics.

21

BBO - 10203 showed strong activity while avoiding the hyperglycemic effects associated with approved kinase inhibitors in preclinical models 22 KYSE - 410 CDX HER2 amp / KRAS G12C ED 90 (mg/kg) [95% CI] ED 50 (mg/kg) [95% CI] 3.9 [3.4 – 4.5] 2.5 [1.5 - 4.2] Pharmacodynamic Assay Blood Glucose Levels (Oral Tolerance Test) No changes in blood glucose observed at 100 mg/kg (>3x regression dose); suggests potential for an improved safety profile relative to kinase inhibitors Veh 1 3 10 30 100 0 20 40 60 80 100 120 0.001 0.01 0.1 1 10 (8 hours postBreaker dose) Dose (mg/kg) % p A K T ( n o r m a l i z e d t o v e h i c l e ) [ B r e a k e r ] ( μ M ) % pAKT: Breaker PK One-way ANOVA with Dunnett's test vs vehicle *p<0.0001 * * * * 0 7 14 21 28 0 400 800 1200 1600 Days on Treatment T u m o r v o l u m e ( m m 3 ) Vehicle (QD, po) 10 mg/kg, QD 30 mg/kg, QD 3 mg/kg, QD All treatment groups *p<0.0001 compared to vehicle group * * * Note: BBOT cell derived xenograft models shown with tumor volume as measurement of activity; Pharmacodynamic Assay: One - way ANOVA with Dunnett’s test vs vehicle *p<0.0001; Efficacy: All treatment groups *p<0.0001 compared to vehicle group; Blood Glucose: One - way ANOVA with Dunnett’s multiple comparisons test vs vehicle: *p<0.05, **p<0.01, ***p<0.001, ****p<0.0001 Source: Internal BBOT data Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Activity

BBO - 10203 showed strong activity with SoC in HER2+ and ER+ PIK3CA mut breast cancer preclinical models across both helical and kinase mutants 23 MDA - MB - 453 CDX w/ Trastuzumab HER2+ / PIK3CA H1047R EFM - 19 CDX w/ Fulvestrant ER+ / PIK3CA H1047L MCF - 7 CDX w/ Palbociclib ER+ / PIK3CA E545K 0 7 14 21 28 35 0 200 400 600 800 Days on Treatment T u m o r v o l u m e ( m m 3 ) Vehicle BBO-10203 + Fulvestrant BBO-10203 (100 mg/kg) Fulvestrant (25 mg/kg) *p<0.0001 compared to monotherapy group * * 0 7 14 21 28 0 200 400 600 800 1000 1200 Days on Treatment T u m o r v o l u m e ( m m 3 ) ** * Vehicle (QD, po) BBO-10203 (30 mg/kg, QD, po) Trastuzumab (4 mg/kg, Q7Dx4, ip) BBO-10203 + Trastuzumab *p<0.01, **p<0.001 compared to monotherapy group Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Note: Cell derived xenograft models shown with tumor volume as measurement of activity Source: Internal BBOT data

We believe BBOT's portfolio will enable concurrent inhibition of pAKT and pERK in a tumor selective manner as BBO-10203 can optimize target coverage for KRASi


BBO-10203
[RAS: PI3Kα Breaker]
BBO-8520 [KRAS G12C]
BBO-11818 [KRAS G12X]
RAS
PI3K
RAF
AKT
MEK
mTOR
ERK
No Tumor Growth

- Mutant KRAS strongly drives both the MAPK and AKT pathways in most mutant KRAS tumor cells
- In response to MAPK pathway inhibition, WT RAS activates the AKT pathway for survival
- BBO-10203's pan-RAS activity enables inhibition of RAS-driven AKT pathway activation by any RAS in preclinical models
- We hypothesize that simultaneous inhibition of both the MAPK and AKT pathways stops proliferation and induces apoptosis leading to strong tumor regressions

Source: Visual demonstration adapted from Moore et al. 2020

Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics.

24

BBO - 10203 combined with BBO - 8520 showed superior activity relative to monotherapy in RAS - driven cancers in multiple preclinical models 25 Note: BBOT cell derived xenograft models shown with tumor volume as measurement of activity; * RMANOVA Source: Internal BBOT data 0 7 14 21 28 0 200 400 600 800 1000 Days on Treatment T u m o r v o l u m e ( m m 3 ) Vehicle (QD, po) BBO-8520 (3 mg/kg) BBO-10203 (100 mg/kg) BBO-10203 + BBO-8520 *p<0.01, **p<0.0001 compared to monotherapy group ** * 0 7 14 21 28 0 200 400 600 800 1000 1200 1400 Days on Treatment T u m o r v o l u m e ( m m 3 ) Vehicle (QD, po) BBO-8520 (30 mg/kg) BBO-10203 (100 mg/kg) BBO-10203 + BBO-8520 * * *p<0.0001 compared to monotherapy group ‘Sensitive’ model H358 (KRAS G12C ) NSCLC G12Ci resistant model 1 H2122 (KRAS G12C / KEAP1 mut / STK11 mut ) NSCLC G12Ci resistant model 2 SW1573 (KRAS G12C and PIK3CA K111E ) NSCLC Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics.

Safety Data Body Weight % Change In the H2122 model, the combination of BBO - 8520 and BBO - 10203 reduced proliferation and increased apoptosis with generally favorable tolerability Note: BBOT cell derived xenograft models shown with tumor volume as measurement of activity; Tumor Volume: Two - way repeated measures ANOVA combination group vs each monotherapy group *p<0.0001; Decreased Proliferation: One - way ANOVA with Dunnett’s test vs vehicle *p<0.01, **p<0.0001; Increased Apoptosis: One - way ANOVA with Dunnett’s test vs vehicle *p<0.05, **p<0.0001 Source: Internal BBOT data 26 0 7 14 21 28 0 200 400 600 800 1000 1200 1400 Days on Treatment T u m o r v o l u m e ( m m 3 ) Vehicle (QD, po) BBO-8520 (30 mg/kg, QD, po) BBO-10203 (100 mg/kg, QD, po) BBO-10203 + BBO-8520 * * *p<0.0001 compared to monotherapy group Decreased proliferation Increased apoptosis 0.00 0.01 0.02 0.03 24 Hours Post Dose B r d U P o s i t i v e A r e a / S o l i d T u m o r A r e a ( μ m 2 / μ m 2 ) ** * 0.00 0.03 0.06 0.09 0.12 24 Hours Post Dose C l e a v e d C a s p a s e - 3 P o s i t i v e A r e a / S o l i d T u m o r A r e a ( μ m 2 / μ m 2 ) * ** Efficacy Tumor volume Mechanism BrdU and Caspase - 3 assays Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Effect observed after a single dose

BREAKER-101 is currently enrolling Phase 1a dose escalation in monotherapy; combination studies are planned for 2H 2025

Key Eligibility Criteria

- Locally advanced and unresectable or metastatic HER2+ BC, HR+/HER2- BC, KRASm CRC, KRASm NSCLC*
- Measurable disease by RECIST v1.1
- ECOG 0-1

Key Endpoints

- Safety and tolerability
- Anti-tumor activity
- Pharmacokinetics

BREAKER-101 Phase 1a Dose Escalation

Monotherapy & combination


Mono
DL1
DL2
DL3
DL4
Combo
BrCa
HER2+
BB0-10203
+ trastuzumab
BrCa
HR+/HER2-
BB0-10203
+ fulvestrant
BB0-10203
+ fulvestrant
+ ribociclib
NSCLC / CRC*
KRAS^{G12X}
BB0-10203
+ BBO-8520
BB0-10203
+ BBO-11818

Dose Expansion*

- HER2+ BC
- HR+/HER2- BC
- KRASm CRC
- KRASm NSCLC

Note: NCT06625775 ct.gov https://clinicaltrials.gov/study/NCT06625775#participation-criteria; * BBO-11818 / BBO-10203 combination in PDAC will be included in the BBO-11818 protocol

Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics.

27

BBO - 11818 28 Dual panKRAS ON and OFF inhibitor

BBO - 11818 is a panKRAS ON/OFF inhibitor designed with strong potency against G12D and G12V mutants 29 Crystal structure of BBO - 11818 bound to KRAS G12D BBO - 11818 Assay 17 / 0.00013 G12D SPR: KRAS - GppNHp / GDP KD ( nM ) 14 / 0.037 G12V 26 / 0.14 WT 39 G12D PPI: KRAS/RAF1 effector - GTP IC 50 ( nM ) 88 G12V 36 G12C 123 WT BBO - 11818 has shown potent inhibition of KRAS G12D/V ON and OFF states BBO - 11818 GDP Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Source: Internal BBOT data

BBO - 11818 has shown potent inhibition of MAPK signaling and viability in KRAS mut cells… 30 BBO - 11818 EC 50 (nM) Histotype Cell Line Genotype 3D Viability pERK 0.244 0.352 CRC GP2D G12D 0.878 1.14 Panc SW1990 1.48 4.07 Panc AsPC - 1 4.19 3.43 Panc HPAC 0.778 0.916 Panc KP4 2.88 6.41 Panc Capan - 2 G12V 3.96 2.21 CRC SW620 0.559 4.27 LMS RKN 8.55 9.81 NSCLC H441 2.26 2.00 NSCLC H358 G12C 11.2 3.73 Stomach MKN1 WT 3.66 µM >10 µM Fibrosarcoma HT - 1080 NRAS 7.27 µM >10 µM Melanoma A375 BRAF 0.01 0.1 1 10 100 1000 0 25 50 75 100 125 GP2D (KRAS G12D/WT ) [BBO-11818], nM C e l l u l a r p E R K ( H T R F , % C o n t r o l ) 1μM Trametinib Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Source: Chart and table compiled from internal BBOT data

… and has shown anti - tumor activity across multiple KRAS G12D/V CDX preclinical models 31 0 7 14 21 28 0 200 400 600 800 1000 1200 1400 Days on Treatment T u m o r v o l u m e ( m m 3 ) Vehicle (BID, po) BBO-11818 (10 mg/kg, BID, po) BBO-11818 (30 mg/kg, BID, po) BBO-11818 (100 mg/kg, BID, po) * * * * *p<0.0001 vs vehicle Binimetinib (30 mg/kg, QD, po) * 0 7 14 21 28 0 400 800 1200 1600 2000 2400 Days on Treatment T u m o r v o l u m e ( m m 3 ) Vehicle (BID, po) BBO-11818 (10 mg/kg, BID, po) BBO-11818 (30 mg/kg, BID, po) BBO-11818 (100 mg/kg, BID, po) Binimetinib (30 mg/kg, QD, po) MRTX1133 (10 mg/kg, BID, ip) * * * * * *p<0.0001 vs vehicle GP2d CDX CRC - KRAS G12D / PIK3CA H1047L HPAC CDX PDAC - KRAS G12D H441 CDX NSCLC - KRAS G12V Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Note: BBOT cell derived xenograft models shown with tumor volume as measurement of activity; Two - way repeated measures ANOVA with Dunnett’s multiple comparison test performed for statistical analyses (day 4 to 28) Source: Internal BBOT data

Safety Data Body Weight % Change BBO - 11818 in combination with BBO - 10203 showed tumor regression driven by decreased proliferation and increased apoptosis in preclinical models 32 Increased apoptosis Capan - 2 (G12V) Efficacy Tumor volume Mechanism BrdU and Caspase - 3 assays 0 7 14 21 28 0 200 400 600 800 Days on Treatment T u m o r v o l u m e ( m m 3 ) Vehicle (QD, po) BBO-10203 (100 mg/kg) BBO-11818 (100 mg/kg, BID) BBO-10203 + BBO-11818 * * 0.000 0.004 0.008 0.012 0.016 B r d U p o s i t i v e a r e a / s o l i d t u m o r a r e a ( μ m ^ 2 / μ m ^ 2 ) * ** ** 24 hours Decreased proliferation 0.000 0.002 0.004 0.006 0.008 0.010 0.012 C l e a v e d C a s p a s e - 3 p o s i t i v e a r e a / s o l i d t u m o r a r e a ( μ m 2 / μ m 2 ) ** * ** 24 hours Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Note: BBOT cell derived xenograft models shown with tumor volume as measurement of activity; Tumor Volume: Two - way repeated measures ANOVA combination group vs each monotherapy group *p<0.0001. Decreased Proliferation: One - way ANOVA with Dunnett’s test vs vehicle *p<0.01, **p<0.0001. Increased Apoptosis: One - way ANOVA with Dunnett’s test vs vehicle *p<0.05, **p<0.0001 Source: Internal BBOT data Effect observed after a single dose

Opportunity 33 Large market and multiple upcoming catalysts

BBOT has a large opportunity with ~250K annual incident patients in the US across the core indications of breast, lung, colorectal, and pancreatic cancer KRAS G12X opportunities ▪ The ability to combine multiple BBOT agents in KRAS G12X cancers creates opportunities for synergistic efficacy, lifecycle management, and multi - drug revenues ▪ BBO - 10203 is uniquely positioned among PI3K α - directed molecules based on its potential to demonstrate efficacy in KRAS G12X cancers given RAS and PI3K α are rarely co - mutated and WT kinase inhibitor combinations suffer from tolerability issues BrCa opportunities ▪ In HR+ PIK3CA mut cancer, BBO - 10203 is strongly positioned regardless of mutation status, and with preclinical data suggesting the potential to be prescribed with no restrictions on diabetic status ▪ In the HER2+ setting, BBO - 10203 offers an alternative to current SOCs as the oral combination agent of choice 34 Note: Estimated using annual incidence from ACS Cancer Facts and Figures 2024 adjusted for subtypes and tumor mutation freque nci es; BrCa = breast cancer; NSCLC = non - small cell lung cancer; CRC = colorectal cancer; PDAC = pancreatic ductal adenocarcinoma Source: ACS Cancer Facts and Figures 2024; SEER; Lee et al., Pre. Onc ., 2022; Chen et al., Pre. Onc ., 2022; Orth et al., Rad. Onc . 2019; data in slides 19 - 27 in this presentation 20 30 40 50 60 70 80 0 10 90 ~7K ~23K ~24K KRAS G12D ~10K ~16K ~17K KRAS G12V HER2+ HR+ PIK3CA mut ~21K ~54K ~43K ~44K ~88K KRAS G12C Annual incident US patients, 2024 Thousands of patients BrCa NSCLC CRC PDAC x BBO - 8520 x x x x x BBO - 10203 x x BBO - 11818 Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics.

BBOT expected upcoming clinical catalysts

2H 2025	1H 2026	2H 2026 onwards
BBO-8520 (KRAS^{G12C} ON / OFF) Phase 1 monotherapy data and safety in combination with pembrolizumab	BBO-10203 (RAS:PI3Kα Breaker) Phase 1 data	BBO-11818 (Pan-KRAS ON / OFF) Phase 1* data and broader expansion datasets across BBO-8520 and BBO-10203

Note: * Planned study pending regulatory submissions

Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics.

35

Transaction Overview Pro forma valuation and ownership 36 Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. • Helix Acquisition Corp. II to combine with BBOT at an implied $446 mm pre - money equity value (1) • $196 mm in Trust (2) • $261 mm PIPE, includes $75 mm which will be funded by Cormorant (3) • Placement agents: Leerink Partners, Morgan Stanley, Cantor, Oppenheimer & Co. Transaction Overview Illustrative Pro Forma Valuation (mm, except per share values) Sources of Funds ($ mm) Pro Forma Ownership (assuming no redemptions) (6)(8) Uses of Funds ($ mm) (4) (7) 27% 5% 21% 47% PIPE Investors Helix II Sponsor Shares Helix II Public Shareholders BBOT Equity 1. Pre - money equity value of $461 million adjusted using TSM to account for currently outstanding options and excludes ~3.4 million unallocated ESOP shares 2. $196 million held in the Trust Account as of December 31, 2024. All of the calculations on this slide assume that none of the HL XB Class A Shares are redeemed in connection with the Business Combination. The actual amount of cash in the Trust Account is su bject to change depending on actual interest earned and potential redemptions. 3. Funding to occur via PIPE or by purchasing HLXB shares in the open market from HLXB shareholders who have not entered into no n - r edemption agreements and agreeing not to redeem those shares 4. Based on 4.44 million shares held by SPAC sponsor (adjusted for antidilution to BBOT shareholders due to the change in share con sideration calculation from $10 per share to the Redemption Price of $10.36 per share), and excludes 2.4 million shares purch ase d in the IPO 5. Based on BBOT’s cash balance as of 12/31/24 6. Calculated using TSM. Share count includes 43.03 million BBOT rollover shares, 18.91 million HLXB public shares (assumes no r ede mptions), 4.44 million shares held by SPAC sponsor (adjusted for antidilution to BBOT shareholders due to the change in share co nsideration calculation from $10 per share to the Redemption Price of $10.36 per share) and 25.18 million PIPE shares, and excludes impact of ~5.62 m ill ion unallocated ESOP 7. Share price is illustrative. To equal the SPAC Redemption Price at Closing 8. On February 27, 2025 (the “Notice Date”), BBOT provided written notice to The Regents of the University of California (“UCSF” ) o f UCSF's right to purchase up to 28.23 million shares of BBOT's Series B Preferred Stock (the “Participation Right Shares”) at a purchase price of $0.7873 per share pursuant to that certain Exclusiv e L icense Agreement, effective September 28, 2016, as amended, by and between the Company and UCSF. UCSF has the option to purchase up to the full allocation of the Participation Right Shares, on or befo re March 27, 2025. In the event UCSF or its permitted assignee(s) exercises the option in full to purchase the Participation Right Shares, the BBOT pre - money equity value would increase to $468 million (calcu lated using TSM), or approximately $22 million, and existing BBOT Cash would increase to $178 million as of January 1st 2025, and the pro - forma ownership percentages in the table above would change to: (a) PIPE Investors: 26.9%; (b) Helix II Sponsor Shares: 4.7%; (c) Helix II Public Shareholders: 20.2%; and (d) BBOT Equity: 48.2%. BBOT Rollover Equity (1) $446 Sponsor Equity (4) 46 PIPE 261 Cash in Trust (2) 196 Existing BBOT Cash (5) 156 Total $1,105 Equity to BBOT Shareholders (1) $446 Cash to Balance Sheet 589 Sponsor Equity (4) 46 Estimated Transaction Costs 24 Total $1,105 Share Price $10.36 Pro Forma Shares Outstanding (6) 91.563 Equity Value $949 Plus: Debt – Less: Pro Forma Cash (589) Enterprise Value $360

Appendix 37

Patient characteristics for ONKORAS - 101 efficacy evaluable patients 38 n=10 Efficacy evaluable* ONKORAS - 101 patient characteristics 68 (43 - 90) Age median (range) 5 (50%) Female n (%) Race n (%) 6 (60%) White 1 (10%) Asian 1 (10%) Black or African American 2 (20%) Unknown ECOG n (%) 3 (30%) 0 7 (70%) 1 1 (1 - 4) Prior lines of therapy in metastatic setting median / n (range / %) 6 (60%) 1 4 (40%) 2+ 7 (70%) Prior platinum - containing chemotherapy n (%) 10 (100%) Prior PD - 1 / PD - L1 inhibitor n (%) 5 (50%) Pembrolizumab 5 (50%) Other ICIs 4 (40%) Prior KRAS G12C inhibitor treatment n (%) Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Notes: * Efficacy evaluable defined as at least two on treatment scans; ECOG: Eastern Cooperative Oncology Group Performance Sta tus; G12Ci: KRAS G12C inhibitor e.g., sotorasib Source: EDC data from ONKORAS - 101 trial, extract date Jan 19 th , 2025 ONKORAS - 101 is currently enrolling across 15 sites globally ▪ 10 sites in the U.S. ▪ 5 sites in AUS

Preliminary data: Tumor response over time and weeks on treatment for ONKORAS - 101 efficacy evaluable patients 39 Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Note: Data extract date January 19, 2025; * Efficacy evaluable defined as at least two on treatment scans; ** Intra - cohort escal ated to 200mg QD; ^ Patient chose to discontinue treatment; → indicates patient is still on drug; cPR = confirmed partial response; PD = progressive disease; E = Patient received KRAS G12C inhibitor prior to BBO - 8520; N = Patient is KRAS G12C inhibitor naïve prior to BBO - 8520 Source: EDC data from ONKORAS - 101 trial, extract date Jan 19 th , 2025 100mg QD 200mg QD 300mg QD Efficacy evaluable* patients with NSCLC in ONKORAS - 101 study n=10 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 Weeks on treatment ** E N **N E N N N N E E → → → → → → → → Tumor response over time Weeks on treatment -60 -50 -40 -30 -20 -10 0 10 20 30 % change from baseline in target lesions Baseline C3 Week 6 C5 Week 12 C7 Week 18 C9 Week 24 C11 Week 30 N ** E** → E ^ E → N → E → N → N → N → N → 100mg QD 200mg QD 300mg QD cPR PD Voluntary withdrawal ^

BBO - 11818 + anti - PD - 1 showed combination activity in the CRC KRAS G12D CT26 syngeneic mouse model 40 Median Overall Survival (day) Day 67 Group (n=10) Complete Regression Survival p value vs combo p value vs vehicle 19 0/10 0% - - Vehicle (BID) 25 0/10 0% <0.0001 0.0054 BBO - 11818 (100 mg/kg, BID) 20.5 0/10 0% 0.0001 0.0808 Anti - PD - 1 (10 mg/kg, BIW) 50 4/9 44% - <0.0001 BBO - 11818 (100 mg/kg, BID) + Anti - PD - 1 (10 mg/kg, BIW)* CT26 Syngeneic (KRAS G12D ) Survival 0 7 14 21 28 35 42 49 56 63 70 0 20 40 60 80 100 Days on Treatment S u r v i v a l ( % ) Vehicle (BID, po) Anti-PD-1 (10 mg/kg, BIW, ip) BBO-11818 (100 mg/kg, BID, po) BBO-11818 + Anti-PD-1 Anti-PD-1: Termination of Dosing Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Note: Log - rank (Mantel - Cox) test performed for the statistical analyses; * One mouse was found dead in the combination group on day 4 (cause of death was unknown and mouse did not have a large tumor, so it was excluded from the survival analysis); Vehicle and BBO - 11818 were only dosed QD on day 5 (evening dose was missed); No dosing following day 28 Source: Internal BBOT data Rechallenge of 4 mice cured following BBO - 11818 + anti - PD - 1 combination treatment showed no tumor growth confirming adaptive immune response

Combination benefit for BBO - 11818 with cetuximab was observed in vitro and in vivo 41 LS513 CDX (KRAS G12D ) Tumor Volume Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Note: Cell derived xenograft models shown with tumor volume as measurement of activity; Tumor volume statistics: Two - way repeate d measures ANOVA combination group vs each monotherapy group; *p<0.001, **p<0.0001 Source: Internal BBOT data LS513 Clonogenic Assay 0 7 14 21 0 200 400 600 800 1000 Days on Treatment T u m o r v o l u m e ( m m 3 ) Vehicle (QD, po) BBO-11818 + Cetuximab BBO-11818 (30 mg/kg, BID, po) Cetuximab (15 mg/kg, BIW, ip) ** * *p<0.001, **p<0.0001 compared to monotherapy group

Risk Factors 42

Risk factors (1 of 8) 43 Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Certain factors may have a material adverse effect on our business, financial condition and results of operations . The risks and uncertainties described below are not the only ones we and the post - business combination public company will face . Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business . If any of the following risks actually occur, our business, financial condition, results of operations and future prospects could be adversely affected . In that event, you could lose all or part of your investment . All references in this section to “we”, “our” or “us” refer both to the business of TheRas , Inc . (doing business as BridgeBio Oncology Therapeutics) (“BBOT”) and its subsidiaries prior to the consummation of the proposed business combination and to the business of the post - business combination public company and its subsidiaries, as applicable . The list below has been prepared solely for the purpose of the private placement transaction, and solely for potential private placement investors, and not for any other purpose . Accordingly, the list below is qualified in its entirety by disclosures contained in future documents filed or furnished by BBOT and Helix Acquisition Corp . II (“HLXB”) or otherwise with respect to BBOT and HLXB, with the Securities and Exchange Commission (the “SEC”), including the documents filed or furnished in connection with the proposed transactions between BBOT and HLXB . The risks presented in such filings may differ significantly from and be more extensive than those presented below . Risks Related to BBOT’s Financial Position and Need for Additional Capital ▪ We have a limited operating history, have not completed any clinical trials, have no products approved for commercial sale and have not generated any revenue, which may make it difficult for investors to evaluate our current business and likelihood of success and viability . ▪ We have incurred significant net losses in each period since our inception, and we expect to continue to incur significant net losses for the foreseeable future . ▪ Our ability to generate revenue and achieve profitability depends significantly on our ability to achieve our objectives relating to the discovery, development and commercialization of our product candidates . Risks Related to BBOT’s Product Development, Regulatory Approval and Commercialization ▪ Our future prospects are substantially dependent on the advancement of our product candidates . If we are unable to advance our product candidates through development, obtain regulatory approval and ultimately commercialize such product candidates, or experience significant delays in doing so, our business will be materially harmed . ▪ Our preclinical studies and clinical trials may fail to adequately demonstrate the safety and efficacy of any of our product candidates, which would prevent or delay development, regulatory approval and commercialization . ▪ Our discovery and development activities are focused on precision oncology to treat RAS - dependent cancers, which is a rapidly evolving area of science, and the approach we are taking to discover and develop drugs may never lead to approved or marketable products . ▪ Any delays in the commencement or completion, or termination or suspension, of our current, planned or future clinical trials could result in increased costs to us, delay or limit our ability to generate revenue and adversely affect our commercial prospects . ▪ The outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and the results of our clinical trials may not satisfy the requirements of the FDA, EMA or other comparable foreign regulatory authorities . ▪ In addition to BBO - 8520 , BBO - 10203 and BBO - 11818 , our prospects depend in part upon discovering, developing and commercializing additional product candidates from our discovery programs, which may fail in development or suffer delays that adversely affect their commercial viability . ▪ Our approach to the discovery and development of product candidates is unproven, and we may not be successful in our efforts to use and expand our approach to build a pipeline of product candidates with commercial value . ▪ The regulatory approval processes of the U . S . Food and Drug Administration (“FDA”), European Medicines Agency (“EMA”) and other comparable foreign regulatory authorities are lengthy, time consuming and inherently unpredictable . If we are ultimately unable to obtain regulatory approval of our product candidates, we will be unable to generate product revenue and our business will be substantially harmed .

Risk factors (2 of 8) 44 Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Risks Related to BBOT’s Product Development, Regulatory Approval and Commercialization (cont . ) ▪ We may not be able to submit investigational new drug applications (“INDs”), clinical trial applications (“CTAs”) or comparable applications to commence clinical trials on the timelines we expect, and even if we are able to, the FDA, EMA or any comparable foreign regulatory authority may not permit us to proceed . ▪ Our product candidates may cause significant adverse events, toxicities or other undesirable adverse events when used alone or in combination with other approved products or investigational new drugs that may result in a safety profile that could prevent regulatory approval, prevent market acceptance, limit their commercial potential or result in significant negative consequences . ▪ Interim, preliminary and topline data from our preclinical studies and clinical trials that we announce or publish from time to time may change as more data become available and are subject to audit and verification procedures that could result in material changes in the final data . ▪ If we experience delays or difficulties in the enrollment or maintenance of patients in clinical trials, our regulatory submissions or receipt of necessary marketing approvals could be delayed or prevented . ▪ We have limited resources and are currently focusing our efforts on the development of BBO - 8520 , BBO - 10203 and BBO - 11818 in particular indications and advancing our discovery programs . As a result, we may fail to capitalize on other indications or product candidates that may ultimately have proven to be more profitable . ▪ We rely on third parties to manufacture preclinical and clinical drug supplies, and we intend to rely on third parties to produce commercial supplies of any approved product, which increases the risk that we will not have sufficient quantities of these product candidates or products or such quantities at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts . ▪ We face substantial competition which may result in others discovering, developing or commercializing products before or more successfully than we do . ▪ Our product candidates may not achieve adequate market acceptance among physicians, patients, healthcare payors and others in the medical community necessary for commercial success . ▪ The market opportunities for any product candidates we develop, if approved, may be limited to certain smaller patient subsets and may be smaller than we estimate them to be . ▪ Any product candidates we develop may become subject to unfavorable third - party coverage and reimbursement practices, as well as pricing regulations . ▪ Our business entails a significant risk of product liability and if we are unable to obtain sufficient insurance coverage such inability could have an adverse effect on our business and financial condition . ▪ Certain of our product candidates are novel, complex and difficult to manufacture . We could experience manufacturing problems that result in delays in our development or commercialization programs or otherwise harm our business . ▪ Certain of our product candidates are under development for the treatment of patient populations with significant comorbidities that may result in deaths or serious adverse or unacceptable side effects and require us to abandon or limit our clinical development activities . ▪ Shutdowns or disruptions at the FDA and other government agencies caused by funding shortages or global health concerns could hinder their ability to hire, retain or deploy key leadership and other personnel, or otherwise prevent new or modified products from being developed, approved or commercialized in a timely manner or at all, which could negatively impact our business .

Risk factors (3 of 8) 45 Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Risks Related to Regulatory Approval and other Legal Compliance Matters ▪ We may be unable to obtain U . S . or foreign regulatory approval and, as a result, may be unable to commercialize our product candidates . ▪ We may develop our current or future product candidates in combination with other therapies, which would expose us to additional regulatory requirements and risks . ▪ We have conducted and intend to continue conducting certain of our clinical trials globally . However, the FDA and other foreign equivalents may not accept data from such trials, in which case our development plans may be delayed, which could materially harm our business . ▪ Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not mean that we will be successful in obtaining regulatory approval of our product candidates in other jurisdictions . ▪ Even if our product candidates receive regulatory approval, they will be subject to significant post - marketing regulatory requirements and oversight . ▪ If we are required by the FDA, EMA or comparable regulatory authority to obtain clearance or approval of a companion diagnostic test in connection with approval of any of our product candidates or a group of therapeutic products, and we do not obtain or we face delays in obtaining clearance or approval of a diagnostic test, we may not be able to commercialize the product candidate and our ability to generate revenue may be materially impaired . ▪ Where appropriate, we plan to pursue approval from the FDA, EMA or comparable foreign regulatory authorities through the use of accelerated registration pathways . If we are unable to obtain such approval, we may be required to conduct additional preclinical studies or clinical trials beyond those that we contemplate, which could increase the expense of obtaining, and delay the receipt of, necessary marketing approvals . Even if we receive accelerated approval from the FDA, EMA or comparable regulatory authorities, if our confirmatory trials do not verify clinical benefit, or if we do not comply with rigorous post - marketing requirements, the FDA, EMA or such other regulatory authorities may seek to withdraw accelerated approval . ▪ We may seek certain designations for our product candidates, including Breakthrough Therapy, Fast Track and Priority Review in the U . S . , and PRIME (priority medicines) in the EU, but we might not receive such designations, and even if we do, such designations may not lead to a faster development or regulatory review or approval process . ▪ We may not be able to obtain orphan drug designation or obtain or maintain orphan drug exclusivity for our product candidates and, even if we do, that exclusivity may not prevent the FDA, EMA or other comparable foreign regulatory authorities, from approving competing products . ▪ Current and future legislation may increase the difficulty and cost for us to obtain reimbursement for our product candidates . ▪ The prices of prescription pharmaceuticals in the U . S . and foreign jurisdictions are the subject of considerable legislative and executive actions and could impact the prices we obtain for our products, if and when licensed for marketing . ▪ We are or may become subject to stringent privacy laws, information security laws, regulations, policies and contractual obligations related to data privacy and security and changes in such laws, regulations, policies, contractual obligations and failure to comply with such requirements could subject us to significant fines and penalties, which may have a material adverse effect on our business, financial condition or results of operations . ▪ Inadequate funding for the FDA, the SEC and other U . S . government agencies or the EMA or comparable foreign regulatory authorities could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business . ▪ If our product candidates are licensed for marketing and receive federal healthcare reimbursement, any relationships we may have with healthcare providers will be subject to applicable healthcare fraud and abuse laws and regulations, which could expose us to criminal and civil penalties and exclusion from participation in government healthcare programs . ▪ Our employees, independent contractors, consultants, commercial collaborators, principal investigators, contract research organizations (“CROs”), suppliers and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements .

Risk factors (4 of 8) 46 Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Risks Related to Regulatory Approval and other Legal Compliance Matters (cont . ) ▪ Our business activities may be subject to the U . S . Foreign Corrupt Practices Act (“FCPA”) and similar anti - bribery and anti - corruption laws of other countries in which we operate, as well as U . S . and certain foreign export controls, trade sanctions, and import laws and regulations . Compliance with these legal requirements could limit our ability to compete in foreign markets and subject us to liability if we violate them . ▪ If we fail to comply with applicable environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business . Risks Related to BBOT’s Business ▪ Our success is highly dependent on our ability to attract, hire and retain highly skilled executive officers and employees, and we may experience difficulties in managing the future growth of our organization . ▪ Our reliance on a limited number of employees who provide various administrative, research and development, and other services across our organization presents operational challenges that may adversely affect our business . ▪ Our internal computer systems, or those of any of our CROs, manufacturers, other contractors or consultants or potential future collaborators, may fail or suffer actual or suspected security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of our proprietary or confidential data, employee data, or personal data, which could result in additional costs, loss of revenue, significant liabilities, harm to our brand and material disruption of our operations, and potentially significant delays in our delivery to market . ▪ Our operations are vulnerable to interruption by flood, fire, earthquakes, power loss, telecommunications failure, terrorist activity, epidemics, pandemics and other events beyond our control, which could harm our business . ▪ We have never commercialized a product candidate as a Company before . If we are unable to establish sales or marketing capabilities or enter into agreements with third parties to sell or market our product candidates, we may not be able to successfully sell or market our product candidates that obtain regulatory approval . ▪ A variety of risks associated with marketing our product candidates internationally could materially adversely affect our business . ▪ Changes in tax law could adversely affect our business and financial condition . ▪ Our ability to utilize our net operating loss carryforwards and certain other tax attributes to offset future taxable income may be limited . ▪ If we engage in future acquisitions or strategic partnerships, this may increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities, and subject us to other risks . ▪ Adverse events in the field of oncology or the biopharmaceutical industry could damage public perception of our current or future product candidates and negatively affect our business .

Risk factors (5 of 8) 47 Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Risks Related to BBOT’s Intellectual Property ▪ Derivation proceedings may be necessary to determine priority of inventions, and an unfavorable outcome may require us to cease using the related technology or to attempt to license rights from the prevailing party . ▪ If we are unable to obtain, maintain and enforce patent protection for our technology and product candidates, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully develop and commercialize our technology and product candidates may be adversely affected . ▪ Patent terms may not protect our competitive position for an adequate amount of time . ▪ Changes to patent laws in the U . S . and other jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect our products . ▪ We may become involved in lawsuits to protect or enforce our patent or other intellectual property rights, which could be expensive, time - consuming and unsuccessful . ▪ Third parties may allege that we are infringing, misappropriating or otherwise violating their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on our business . ▪ If we are unable to obtain licenses from third parties on commercially reasonable terms, our business could be adversely affected . ▪ Failure to maintain our existing license agreements could negatively impact our business . ▪ If we fail to comply with our obligations in any future intellectual property licenses with third parties that we may enter into or otherwise experience disruptions to our business relationships with our future licensors, we could lose intellectual property rights that are important to our business . ▪ If we are unable to adequately protect our proprietary technology or obtain and maintain patent protection for our technology and products or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully commercialize our technology and products will be impaired . ▪ We may not be able to protect our intellectual property and proprietary rights throughout the world . ▪ Intellectual property rights do not necessarily address all potential threats . ▪ We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property . ▪ We may not identify relevant third - party patents or pending patent applications or may incorrectly interpret the relevance, scope or expiration of a third - party patent which might adversely affect our ability to develop and market our product candidates . ▪ Intellectual property discovered through government funded programs may be subject to federal regulations such as “march - in” rights, certain reporting requirements and a preference for U . S . - based companies . Compliance with such regulations may limit our exclusive rights and limit our ability to contract with non - U . S . manufacturers . ▪ We may be subject to claims by third parties asserting that our employees, consultants or contractors have wrongfully used or disclosed confidential information of such third parties, or that they have wrongfully used or disclosed alleged trade secrets of their current or former employers, or that we have misappropriated their intellectual property, or that they own what we regard as our own intellectual property . ▪ If we are unable to protect the confidentiality of our trade secrets and other proprietary information, our business and competitive position would be adversely affected . ▪ If our trademarks and trade names are not adequately protected, we may not be able to build name recognition in our markets of interest and our business may be adversely affected . ▪ If we do not obtain patent term extension in the U . S . under the Hatch - Waxman Act and in foreign countries under similar legislation, which if granted could extend the term of our marketing exclusivity for any product candidates we may develop, our business may be materially and adversely affected .

Risk factors (6 of 8) 48 Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Risks Related to BBOT’s Dependence on Third Parties ▪ We rely on third parties to conduct our preclinical studies and clinical trials, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials, research and studies . ▪ Our manufacturing process needs to comply with FDA regulations relating to the quality and reliability of such processes . Any failure to comply with relevant regulations could result in delays in or termination of our clinical programs and suspension or withdrawal of any regulatory approvals . ▪ If our third - party manufacturers use hazardous materials in a manner that causes injury or violates applicable law, we may be liable for damages . ▪ If we decide to establish collaborations but are not able to establish those collaborations on commercially reasonable terms, we may have to alter our development and commercialization plans . ▪ We may enter into collaborations with third parties for the development and commercialization of product candidates . If those collaborations are not successful, we may not be able to capitalize on the market potential of these product candidates . ▪ The third parties upon whom we rely for the supply of the active pharmaceutical ingredients, drug product and starting materials used in our product candidates are our sole source of supply, and the loss of any of these suppliers could significantly harm our business . Risks Related to Operating as a Public Company Following the Business Combination ▪ There may not be an active trading market for our common stock, which may make it difficult to sell shares of our common stock . ▪ The market price of our common stock may be volatile, and our investors could lose all or part of their investment . ▪ If securities or industry analysts do not publish research or reports, or if they publish adverse or misleading research or reports, regarding us, our business or our market, our stock price and trading volume could decline . ▪ Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or our guidance . ▪ Our principal stockholders own a significant percentage of our stock and can exert significant control over matters subject to stockholder approval . ▪ Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our securities to decline . ▪ Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates . ▪ We will have increased costs as a result of operating as a public company, and our management will devote substantial time to related compliance initiatives . ▪ If we experience material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock . ▪ Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud . ▪ We do not intend to pay dividends on our common stock so any returns will be limited to the value of our stock . ▪ Anti - takeover provisions in our certificate of incorporation and bylaws that will be in effect following the business combination and Delaware law might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the market price of our common stock . ▪ Our bylaws that will be in effect following the business combination will designate certain courts as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees . ▪ HLXB public stockholders can redeem some or all of the funds held in trust, and significant redemptions could materially impact our cash position and runway .

Risk factors (7 of 8) 49 Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Risks Related to Operating as a Public Company Following the Business Combination (cont . ) ▪ Incorrect estimates, including those related to the size of our addressable patient populations and markets, or assumptions by management in connection with the preparation of our consolidated financial statements could adversely affect our reported assets, liabilities or expenses . ▪ HLXB is currently an “emerging growth company” within the meaning of the Securities Act of 1933 , as amended (the “Securities Act”), and if HLXB takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make HLXB’s securities less attractive to investors and may make it more difficult to compare HLXB’s performance with other public companies . Risks Related to the Private Placement ▪ There can be no assurance that we and HLXB will be able to raise sufficient capital in the private placement to consummate the business combination . ▪ The private placement will only be consummated if the business combination is closed, and the closing of the business combination will be subject to a number of closing conditions, some of which will be outside of our control, including approval by the stockholders of HLXB . ▪ There can be no assurance that the private placement shares will be approved for listing on Nasdaq or that we will be able to comply with Nasdaq’s continued listing standards . ▪ Your position in the combined company will be diluted if we issue additional shares of common stock . ▪ HLXB’s public stockholders will experience immediate dilution as a consequence of the issuance of securities as consideration in the business combination and in the private placement . ▪ The securities issued in the private placement will not initially be registered with the SEC, and prior to such registration cannot be transferred or resold except in a transaction exempt from or not subject to the registration requirements of the Securities Act and applicable state securities laws .

Risk factors (8 of 8) 50 Confidential and proprietary. Do not duplicate without permission from BridgeBio Oncology Therapeutics. Risks Related to the Business Combination and Redemptions ▪ The consummation of the business combination is subject to a number of conditions, including regulatory approvals, any third - party consents, and shareholder approvals, and if those conditions are not satisfied or waived, the business combination may not be completed . ▪ HLXB and we will incur significant transaction and transition costs in connection with the business combination, including transaction payments and expenses due upon the closing of the business combination . ▪ HLXB will not have any right after the closing of the business combination to make damages claims against BBOT or its shareholders for breaches of representations, warranties or covenants made by BBOT in the Business Combination Agreement . ▪ HXLB’s sponsor, officers and directors have potential conflicts of interest in recommending that HXLB’s shareholders vote in favor of the business combination . ▪ If the business combination’s benefits do not meet the expectations of investors or securities analysts, the market price of HLXB’s securities or, following the consummation of the business combination, the combined company’s securities, may decline . ▪ There can be no assurance that the combined company’s securities will be approved for listing on Nasdaq or that the combined company will be able to comply with the continued listing standards of Nasdaq . ▪ Potential legal proceedings in connection with the business combination, the outcomes of which are uncertain, could delay or prevent the completion of the business combination, which litigation risk may be increased because certain directors of HLXB are affiliated with us . ▪ The ability of HLXB’s public stockholders to exercise redemption rights with respect to a large number of its shares could increase the probability that the business combination would be unsuccessful and that stockholders would have to wait for liquidation in order to redeem their public shares . ▪ If HLXB is unable to complete the business combination with BBOT or another business combination by February 13 , 2026 (or such later date as may be approved by HLXB’s stockholders), HLXB will cease all operations except for the purpose of winding up, redeeming 100 % of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating . In such event, third parties may bring claims against HLXB and, as a result, the proceeds held in its trust account could be reduced and the per - share liquidation price received by stockholders could be less than $ 10 . 00 per public share . ▪ There is no guarantee that a stockholder’s decision to continue to hold their public shares following the business combination will put the stockholder in a better future economic position than if they decided to redeem their public shares for a pro rata portion of the proceeds held in HLXB’s trust account, and vice versa . ▪ The ability to successfully effect the business combination and the combined company’s ability to successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel of the combined company . The loss of such key personnel could negatively impact the operations and financial results of the combined business . ▪ HLXB’s sponsor and HLXB’s other current officers and directors have interests in the business combination that are different from or are in addition to other HLXB shareholders in recommending that HLXB shareholders vote in favor of approval of the business combination . ▪ Cormorant, HLXB’s sponsor and HLXB’s other directors, executive officers, advisors and their affiliates may elect to purchase shares from HLXB public shareholders, which may influence a vote on the business combination and reduce the public “float” of our securities following the business combination . ▪ During the pre - closing period, BBOT and HLXB are prohibited from entering into certain transactions that might otherwise be beneficial to BBOT, HLXB or their respective shareholders . ▪ Securities of companies formed through combinations with SPACs such as HLXB may experience a material decline in price relative to the SPAC share price prior to such combinations . ▪ HXLB’s sponsor, directors, officers and affiliates may receive a positive return on their investment even if public shareholders experience a negative return on their investment after consummation of the business combination .